EMPLOYMENT AGREEMENT
This Employment Agreement (this “Agreement”), dated as of March 27, 2026, is entered into by and between Denise Zamore (the “Executive”) and agilon health, inc., a Delaware corporation (the “Company”).
W I T N E S S E T H:
WHEREAS, Executive is currently employed as Chief Legal Officer and Secretary of the Company;
WHEREAS, in recognition of Executive’s role with the Company, the Company and Executive desire to enter into this Agreement in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Nature of Employment
Subject to Section 3, during the Term of Employment, the Company shall continue to employ the Executive, and the Executive agrees to continue employment, as the Chief Legal Officer and Secretary of the Company and in
such position to continue to perform the duties and responsibilities commensurate with such position and as may be reasonably assigned to the Executive from time to time by the Company. During the Term of Employment (as defined below), the Executive shall continue to report to the Chief Executive Officer of the Company (the “CEO”).
2.Extent of Employment
(a)During the Term of Employment, the Executive shall perform their obligations hereunder faithfully and to the best of their ability at the place of employment provided in Section 2(d), as directed pursuant to Section
1, and shall abide by the policies from time to time established by the Company.
(b)During the Term of Employment, the Executive shall devote all of their business time, energy and skill as may be reasonably necessary for the performance of their duties, responsibilities and obligations hereunder
(except for vacation periods and reasonable periods of illness or other incapacity).
(c)As of the date hereof, the Executive does not have any ownership interests (other than ownership of less than 1% of the outstanding stock of a publicly-traded company) or professional relationships with (whether as an employee, director, officer, consultant or advisor, and whether or not for compensation) or professional commitments to any person or entity (other than the Company and its affiliates) that provides goods or services to or within the healthcare sector.
(d)During the Term of Employment, the principal place of Executive’s employment shall be in their home office with regular and frequent travel to all Company Offices where agilon health personnel are located.
3.Term of Employment; Termination
(a)The “Term of Employment” shall continue until the Executive’s employment is terminated by the Company pursuant to Section 3(b) or by the Executive pursuant to Section 3(c).
(b)Subject to the payments contemplated by Section 3(f), the Executive’s employment may be terminated at any time by the Company:
(i)upon the death of the Executive;

(ii)in the event that, because of physical or mental disability, the Executive is unable to perform, and does not perform, in the opinion of the Company and as certified in writing by a competent medical physician selected by the mutual agreement of the Company and the Executive or their legal representative, their duties hereunder for a period of 180 days out of any 270-day period (“Disability”);
(iii)for Cause; or
(iv)for any other reason or no reason, it being understood that no reason shall be required for termination of the Executive’s employment.
The Executive acknowledges that nothing contained herein or otherwise stated by or on behalf of the
Company modifies or amends the right of the Company to terminate the Executive at any time, with or without
Cause. Termination shall become effective upon death or the delivery by the Company to the Executive of notice specifying such termination and the reasons therefor (i.e., Sections 3(b)(ii) – (iv)) subject to any requirement for advance notice and an opportunity to cure provided in this Agreement, if and to the extent applicable.
(c)Subject to the payments contemplated by Section 3(f), the Executive’s employment may be terminated at any time by the Executive:
(i)upon the death of the Executive;
(ii)in the event of Disability;
(iii)for Good Reason; or
(iv)for any other reason or no reason (a “Voluntary Termination”).
(d)As used in this Agreement, “Cause” shall mean any of the following:
(i)the Executive’s conviction of a crime involving moral turpitude, embezzlement, fraud, conversion of property or false statements or other similar acts or any other felony;
(ii)the Executive’s gross negligence or continued willful failure (other than by reason of death or
Disability) to perform their material employment-related duties for the Company and its subsidiaries;
(iii)the Executive’s violation of a material provision of any written Company subsidiary policy as in effect from time to time that has been communicated to the Executive, which violation is not cured within
30 days after the Company delivers written notice to the Executive that identifies and describes the alleged violation in reasonable detail (the “Cure Period”);
(iv)the Executive’s material breach of any written agreement with the Company or any of its affiliates to which the Executive is a party or by which the Executive is bound (including, but not limited to, this Agreement and an Employee Stock Option Agreement with the Company’s affiliate) which breach is not cured within the Cure Period; provided that it shall be presumed that any material breach of the restrictive covenants contained in the Employee Stock Option Agreement is not capable of being cured for purposes of this definition of “Cause”;
(v)the Executive’s breach of Section 2(c) or the last sentence of Section 8; or
(vi)the Executive engaging in conduct that causes material harm to the name, reputation or business interests of the Company, or any of its respective affiliates, including any affiliated independent physician association.
For purposes of this provision, (A) no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company and (B)
any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the board of directors of the Company or upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.
A termination for Cause shall be deemed to include a determination by the Company within 90 days following the Executive’s Voluntary Termination that circumstances existed prior to such termination for the Company to have terminated the Executive’s employment for Cause; provided that in such event the
Executive shall first be provided with any applicable cure rights to the extent available; and provided, further, that this sentence shall not apply to any circumstances actually known to the CEO 60 or more days prior to the date of such termination.
(e)As used in this Agreement, “Good Reason” shall mean any of the following, without the
Executive’s written consent:
(i)a material diminution of the Executive’s Base Salary from the amount set forth in Section 4(a);
(ii)a material diminution of the Executive’s target annual bonus opportunity from the Executive’s annual bonus opportunity, at target performance levels, during the immediately preceding annual bonus measurement period
(it being understood that the actual amount of the annual bonus and performance criteria shall be subject to Section
4(b) and that the Board’s decision to award an amount less than the target amount shall not constitute Good Reason);
(iii)a material diminution in the Executive’s authority, duties or responsibilities as Chief Legal Officer and
Secretary of the Company; and
(iv)a material breach by the Company of any written agreement between the Executive, on the one hand, and any of the Company or their controlled affiliates or subsidiaries, on the other hand (including, but not limited to, this Agreement).
Prior to any termination for Good Reason, the Executive must provide written notice to the CEO within 60 days following the date on which he discovers an alleged Good Reason event setting forth in reasonable detail the conduct alleged to be a basis for a termination for Good Reason. The Executive shall not have the right to terminate his employment for Good Reason (i) if, within the 30-day period following delivery of the
Executive’s written notice, the Company, as applicable, shall have cured the conduct alleged to be a basis for termination for Good Reason and (ii) absent such cure, unless the Executive actually terminates employment within 45 days following the end of the Company’s cure period.
(f)The Executive shall be entitled to certain payments upon termination of their employment, as follows:
(i)In the event the Executive’s employment is terminated for any reason, the Executive shall be entitled to receive their Base Salary through the effective date of termination, any accrued benefits unpaid as of the effective date of termination, any expense reimbursements related to expenses reimbursable hereunder that are incurred through the effective date of termination, and other benefits required by law to be provided after termination of employment, in each case when paid according to the Company’s applicable lawful policies and standard practices and the lawful terms of this Agreement (the “Base Termination Compensation”).
(ii)In the event the Executive’s employment is terminated by the Company for any reason other than for
Cause (and for the avoidance of doubt not death or Disability), then the Executive shall be entitled to (A) the Base
Termination Compensation, (B) severance pay equal to 12 months of the Executive’s base salary and target annual bonus, at the rate in effect at the effective time of termination, to be paid in equal installments over 12 months on the
Company’s normal payroll dates following the date of termination, except that the first installment of such payment shall be paid on the 60th day following the termination date and shall include all installments that would have been paid if the release of claims referred to in Section 3(h) had been effective at the date of termination and (C) the continuation of the medical, dental and vision insurance coverage for a period of 12 months at active employee rates (the “Benefit
Continuation”). The Benefit Continuation shall be provided through (x) the Executive’s enrollment in the Company’s
COBRA continuation coverage and (y) the reimbursement of (or the Company otherwise bearing) the premium cost under COBRA in excess of the active-employee rate. Any payment of the Executive’s Base Salary after termination of her employment shall be made in accordance with the Company’s regular payroll practices. Other than solely in connection with any equity interests of Parent (as defined below) held by the Executive as described in Section 5 and provided in the Equity Documentation, there will be no additional amounts owing by the Company to the Executive from and after a termination of the Executive’s employment of the nature contemplated by this clause (ii) of Section
3(e). Because of the current uncertainty surrounding health care coverage, in the event that the Benefit Continuation would subject the Executive or the Company to a material cost, tax or penalty, the parties agree to cooperate to provide the Executive with such benefits in a manner that does not trigger such tax, cost or penalty, to the maximum extent possible.
(iii)If the Executive’s employment is terminated for Cause, then the Executive shall be entitled to the Base
Termination Compensation.
(iv)If the Executive’s employment is terminated due to a Voluntary Termination, then the Executive shall be entitled to the Base Termination Compensation. Other than solely in connection with any vested employee stock options of a Company affiliate held by the Executive at the time of their termination of employment, there will be no additional amounts owing by the Company to the Executive from and after such termination of the nature contemplated by this clause
(iv) of Section 3(f).
(v)If the Executive’s employment is terminated due to the Executive’s death or Disability, then the
Executive shall be entitled to the Base Termination Compensation, and, if terminated due to Disability, the continuation of Executive’s medical, dental and vision insurance coverage for a period of 12 months at active employee rates. Other than solely in connection with any vested employee stock options of a Company affiliate held by the Executive at the time of their termination of employment, there will be no additional amounts owing by the Company to the Executive from and after such termination of the nature contemplated by this clause (v) of Section 3(f).
(g)Termination of the Executive’s employment will not terminate Sections 3(f) through 3(j) and 7 through 19, or any other provisions not associated specifically with the Term of Employment.
(h)Any provision herein to the contrary notwithstanding, if, following their termination of employment, the Executive materially breaches any restrictive covenant contained in the employee stock option agreement with the
Company’s affiliate to which Executive is a party or, without the Company’s prior written consent, competes with the business of the Company and its subsidiaries as then conducted, then from and after the date of such employment or engagement, the Company shall have no further payment or benefit obligations under Section 3(f)(ii).
(i)In the event the Executive’s employment is terminated and the Company is obligated to make payments pursuant to Section 3(f)(ii), other than the Base Termination Compensation, it shall be a condition to such payments that, within 30 days following the date of termination, the Executive enter into a general release of claims, substantially in the form customarily used by the Company.
(j)Upon termination of the Executive’s employment for any reason, the Executive shall be deemed to have resigned from all positions with the Company and its affiliates, including the Company, and, at the Company’s request, the Executive shall promptly deliver written evidence of such resignation.
4.Compensation. The Company shall pay compensation to the Executive as follows:
(a)Base Salary. During the Term of Employment, the Company shall pay to the Executive as base compensation for their services hereunder, on the Company’s regular payroll dates, a base salary at a rate of not less than $425,000 per annum (“Base Salary”).
(b)Annual Bonus.
Generally. For each fiscal year during the Term of Employment, the Executive will be eligible for an annual bonus with a target payment equal to not less than 75% of the Executive’s Base Salary based on the Executive’s achievement of pre-established performance goals and conditions determined by the Company on an annual basis in accordance with the annual bonus plan then applicable to senior management of the Company (the “Bonus Plan”). Under the Bonus Plan, the actual amount of any bonus paid for any fiscal year shall be determined by the Company based on its assessment of the actual performance against such goals against the goals and conditions established for the year. Any annual bonus payable to the Executive for a fiscal year shall be paid to the Executive not later than two and a half months following the end of such fiscal year to which the performance relates. It shall be a condition to the payment of any annual bonus that the Executive remain employed through the last day of the applicable fiscal year.

5.Reimbursement of Expenses. During the Term of Employment, the Company will promptly reimburse the Executive (or pay directly) for reasonable and documented travel, entertainment and other expenses reasonably incurred by the Executive in connection with the performance of their duties hereunder and, in each case, in accordance with the policies, rules, customs and usages promulgated by the Company and in effect from time to time and applicable law. Any payments due under this Section 5 will be payable in accordance with the Company’s usual payroll practices.
6.Benefits.  During the Term of Employment, the Executive shall be entitled to participate in and be covered by any insurance plan (including but not limited to medical, dental, health, accident, hospitalization and disability), 401(k), profit sharing or other employee benefit plan of the Company, to the same extent and on substantially the same terms as such benefits are or may be provided by the Company, at its sole discretion, from time to time to other members of the senior management of the Company, and in all circumstances in accordance with the policies, rules, customs and usages promulgated by the Company and in effect from time to time.
7.Notice.  Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be given in writing and if delivered personally, or sent by certified or registered mail, return receipt requested, as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):
(a)If to the Executive, to the Executive at the address most recently contained in the Company’s records
(which the Executive shall update as necessary)
(b)If to the Company:
agilon health, inc.
440 Polaris Pkwy
Suite #550
Westerville, OH
43082
Attention: CEO
Any such notices shall be deemed to be given on the date personally delivered or such return receipt is issued.
8.Executive’s Representation
The Executive hereby represents and warrants to the Company that the Executive has carefully reviewed this Agreement and has consulted with such advisors as the Executive considers appropriate in connection with this
Agreement, and is not subject to any covenants, agreements or restrictions, including without limitation any covenants, agreements or restrictions arising out of the Executive’s prior employment, which would be breached or violated by Executive’s execution of this Agreement or by the Executive’s performance of their duties hereunder. In addition, the Executive hereby represents, warrants and covenants to the Company that, as of the date hereof does not have and during the Term of Employment (without the Company’s prior approval) will not have any professional relationships with (whether as an employee, director, officer, consultant or advisor, and whether or not for compensation) or commitments to any individual or entity (other than the Company) that operates or conducts
(or, to the Executive’s knowledge, intends to operate or conduct) any business of the types in which the Company, or any of its subsidiaries or affiliated independent physician associations is engaged.
9.Other Matters
The Executive agrees and acknowledges that the obligations owed to the Executive under this Agreement are solely the obligations of the Company, and that none of the stockholders, directors, officers, affiliates, representatives, agents or lenders of or to Company or any of its affiliates will have any obligations or liabilities in respect of this Agreement and the subject matter hereof, to the extent allowed by law.

10.Partial Invalidity; Severability
In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.
11.Waiver of Breach; Specific Performance
The waiver by the Company or the Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other breach of any other party. Each of the parties to this
Agreement will be entitled to enforce its respective rights under this Agreement and to exercise all other rights existing in its favor. In the event either party takes legal action to enforce any of the terms or provisions of this
Agreement, the non-prevailing party shall pay the successful party’s costs and expenses, including but not limited to, attorneys’ fees, incurred in such action.
12.Assignment
Neither the Executive, on the one hand, nor the Company, on the other hand, may assign, transfer, pledge, hypothecate, encumber or otherwise dispose of this Agreement or any of their or its respective rights or obligations hereunder, without the prior written consent of the other, provided that the Company may assign its rights and obligations under this Agreement to another wholly-owned subsidiary of Parent that employs members of agilon health’s senior management.
13.Amendment; Entire Agreement
This Agreement may not be changed orally but only by an agreement in writing agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement, and supersedes and replaces all prior agreements, understandings and commitments with respect to such subject matter.
Notwithstanding the foregoing, the terms of this Agreement do not supersede, replace, or affect the terms of any prior agreements between Executive and the Company regarding equity awards granted to the Executive by the
Company.
14.Governing Law; Choice of Forum
THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN
ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. IN THE EVENT ANY
PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL
ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT
OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS
AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY
TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF
COMPETENT JURISDICTION LOCATED WITHIN THE CENTRAL DISTRICT OF CALIFORNIA,
WHETHER A STATE OR FEDERAL COURT;
(2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH
PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT
DESCRIBED IN CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN
ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING
UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY
FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE CENTRAL DISTRICT OF
CALIFORNIA); (3) IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY
SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT TO SUCH
PARTY AT SUCH PARTY’S ADDRESS SPECIFIED IN SECTION 7; (4) AGREE TO WAIVE TO THE
FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER

HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT
OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY
INCONVENIENT FORUM; AND (5) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY
RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS
AGREEMENT. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 14 SHALL NOT BE DEEMED TO
PRECLUDE THE ENFORCEMENT OF ANY ACTION UNDER THIS AGREEMENT IN ANY OTHER
JURISDICTION.
15.Further Action
The Executive and the Company agree to perform any further acts and to execute and deliver any documents which may be reasonable to carry out the provisions hereof.
16.Counterparts
This Agreement may be executed in counterparts, including facsimiles thereof, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
17.Payments by Subsidiaries
The Executive acknowledges that one or more payments hereunder may be paid by one or more of the Company’s subsidiaries, and the Executive agrees that any such payment made by such subsidiary shall satisfy the obligations of the Company hereunder with respect to (but only to the extent of) such payment.
18.Tax Matters
The Executive acknowledges that the payments and benefits provided under the terms of this Agreement shall constitute taxable income to the extent provided in the applicable provisions of the United States Internal
Revenue Code of 1986, as amended, and any successor thereto and applicable regulations thereunder (the “Code”)
and other applicable tax laws. Moreover, the Executive understands and acknowledges that the Company have not provided any advice regarding their tax liability resulting from this Agreement and that they have been advised to consult with their personal tax advisor or legal counsel as to the taxability of the payments and benefits provided under this Agreement. The Executive shall be solely responsible for taxes imposed on them by reason of any payments or benefits provided under this Agreement and all such payments and benefits shall be subject to applicable federal, state, local and foreign withholding requirements. All payments to be made or benefits to be provided to the Executive pursuant to this Agreement shall be made net of all applicable income and employment taxes required to be withheld from such payments pursuant to any applicable law or regulation.
19.Applicability of Section 409A of the Code
To the extent that any reimbursement, fringe benefit or other, similar plan or arrangement in which the
Executive participates during the term of the Executive’s employment under this Agreement or thereafter provides for a “deferral of compensation” within the meaning of Section 409A of the Code, (i) the right to reimbursement or in-
kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid), (iii) subject to any shorter time periods provided in any expense reimbursement policy of the Company, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred and (iv) the reimbursements shall be made pursuant to objectively determinable and nondiscretionary Company policies and procedures regarding such reimbursement of expenses.
In addition, with respect to any payments or benefits subject to Section 409A of the Code, reference to the
Executive’s “termination of employment” (and corollary terms) with the Company shall be construed to refer to the
Executive’s “separation from service” (as determined under Treas. Reg. Section 1.409A-1(h), as uniformly applied by the Company) with the Company. Whenever a provision under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company. The Executive’s right to receive any installment payments hereunder shall, for purposes of Section 409A, be treated as a right to receive a series of separate and distinct payments. If the timing of the

Executive’s execution of a general release of claims pursuant to Section 3(i) could impact the calendar year in which any payment under this Agreement that is subject to Section 409A of the Code will be made, such payment will be made in the later calendar year.
Notwithstanding anything to the contrary in this Agreement, if the Executive is a “specified employee” within the meaning of Section 409A of the Code at the time of the Executive’s separation from service (other than due to death), then any payment under this Agreement that is subject to Section 409A of the Code and that is payable by reason of the Executive’s separation from service within the first six months following the Executive’s separation from service will become payable on the first payroll date that occurs on or after the date six months and one day following the date of the Executive’s separation from service. All subsequent related payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if the Executive dies following the Executive’s separation from service, but prior to the six month anniversary of the separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of the Executive’s death and all other related payments will be payable in accordance with the payment schedule applicable to each payment or benefit.
The foregoing provisions are intended to comply with the requirements of Section 409A of the Code so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A of the Code, and, if any ambiguity is found herein with respect to such payments or benefits, any such ambiguities will be interpreted to so comply. If any payment or benefits subject to Section 409A of the Code could be construed not to comply with Section 409A of the Code, the Company and the Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to the Executive under Section 409A of the Code.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.
EXECUTIVE
/s/ DENISE ZAMORE
Name: Denise Zamore
AGILON HEALTH, INC.
/s/ RONALD A. WILLIAMS
Name: Ronald A. Williams
Title:Executive Chairman